SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 29, 2002

Norstan, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-8141	41-0835746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5101 Shady Oak Road
Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(972) 352-4000

SIGNATURE
INDEX TO EXHIBITS
Letter from Arthur Andersen LLP

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On May 29, 2002, the Board of Directors of Norstan, Inc. (the “Company”), upon recommendation of the Company’s audit committee, decided to discontinue the engagement of Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors and to engage Deloitte & Touche LLP (“D&T”) as the Company’s independent auditors for the fiscal year ended April 30, 2002. The effective date of the discontinuance of the engagement of Andersen and engagement of D&T was May 29, 2002.

     During the Company’s fiscal years ended April 30, 2001 and 2000 and through May 29, 2002, there were no disagreements between the Company and Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements of the Company and its subsidiaries for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The reports of Andersen on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended April 30, 2001 and 2000 contained no adverse opinions or disclaimers of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company has provided a copy of the above disclosures to Andersen. Attached as Exhibit 16(a) is a copy of Andersen’s letter dated May 31, 2002, stating its agreement with said statements.

     During the years ended April 30, 2001 and 2000, and through the date hereof, the Company did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16(a)	Letter regarding change in certifying accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORSTAN, INC.

By:	/s/ Scott G. Christian

Scott G. Christian
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

16(a)	Letter from Arthur Andersen LLP to the Securities an Exchange Commission dated May 31, 2002.